UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2008

BERNARD CHAUS, INC.

(Exact Name of Registrant as Specified in Charter)

New York

(State or Other Jurisdiction of Incorporation)

[_______] (Commission File Number)	13-2807386 (I.R.S. Employer Identification Number)

530 Seventh Avenue New York, New York (Address of Principal Executive Offices)	10018 (Zip Code)

(212) 354-1280
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Second Amendment of License Agreement

On December 31, 2007, Bernard Chaus, Inc. (the “Company”) entered into a second amendment (the “Second Amendment”) of its license agreement (the “License Agreement”), dated June 6, 2005, with Kenneth Cole Productions (LIC), Inc. (“Kenneth Cole”). The Second Amendment amends a first amendment to the License Agreement entered into on or about September 28, 2007. The term of the Second Amendment begins on January 1, 2008, and was fully executed on January 14, 2008.

The Second Amendment allows the Company to proceed with the sale of certain Kenneth Cole products (the “Cream Label Products”) without first submitting a business plan to Kenneth Cole. Additionally, the Second Amendment aggregates the sales of and royalties paid on the Cream Label Products to the guaranteed net sales and minimum royalties provisions of the License Agreement. The Second Amendment clarifies that the exclusive rights granted under the License Agreement extend with equal force and effect to the Cream Label Products.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
10.1	Second Amendment of License Agreement, dated December 31, 2007, between the Company and Kenneth Cole Productions (LIC), Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERNARD CHAUS, INC.

By:	/s/ Barton Heminover
Barton Heminover Chief Financial Officer

Date: January 16, 2008